                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): DECEMBER 29, 2000


                               REALNETWORKS, INC.
               (Exact name of registrant as specified in charter)

                                   WASHINGTON
                 (State or other jurisdiction of incorporation)

                                     0-23137
                            (Commission File Number)

                                   91-1628146
                        (IRS Employer Identification No.)

               2601 ELLIOTT AVENUE, SUITE 1000, SEATTLE, WA 98121 (Address of principal executive offices) (Zip Code)

                                 (206) 674-2700
              (Registrant's telephone number, including area code)

                                      NONE

          (Former name or former address, if changed since last report)

        Pursuant to an Agreement and Plan of Merger and Reorganization dated as of December 29, 2000, by and among RealNetworks, Inc., a Delaware corporation ("RealNetworks"), Aegisoft Corporation, a Delaware corporation ("Aegisoft"), McKinley Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of RealNetworks ("Merger Sub"), certain stockholders of Aegisoft, Ji Shen,as Stockholder Representative, and with respect to Articles VI and VIII only, Mellon Investor Services LLC, as Escrow Agent, RealNetworks acquired all of the outstanding capital stock of Aegisoft and Merger Sub merged with and into Aegisoft, with Aegisoft as the surviving corporation (the "Aegisoft Merger"). The purpose of this Amendment is to amend Items 7(a) and 7(b) to provide certain historical and pro forma financial information with respect to the Aegisoft Merger, which information was impractical to provide at the time RealNetworks' filed the Current Report on Form 8-K dated January 12, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired


    Financial Information                                                             Page
    ---------------------                                                             ----
    Report of Independent Public Accountants                                           F-1

    Balance Sheets, December 31, 1999 and 1998 and September 30, 2000 (unaudited)      F-2

    Statements of Operations for the Years Ended December 31, 1999 and 1998, the
    nine months ended September 30, 1999 and 2000, the period from Inception
    (August 4, 1997) through December 31, 1999, and the period from Inception
    (August 4,1997) through September 30, 2000                                         F-3

    Statement of Shareholders' Equity for the Years Ended December 31, 1999 and 1998   F-4

    Statements of Cash Flows for the Years Ended December 31, 1999 and 1998, the
    nine months ended September 30, 1999 and 2000, the period from Inception
    (August 4, 1997) through December 31, 1999, and the period from Inception
    (August 4,1997) through September 30, 2000                                         F-5

    Notes to Financial Statements                                                      F-6

(b) Pro Forma Financial Information


    Financial Information                                                             Page
    ---------------------                                                             ----
    Unaudited Pro Forma Condensed Consolidated Balance Sheet

    as of September 30, 2000                                                          F-14

    Unaudited Pro Forma Condensed Consolidated Statement of Operations for
    the Nine Months Ended September 30, 2000                                          F-15

    Unaudited Pro Forma Condensed Consolidated Statement of Operations
    for the Year Ended December 31, 1999                                              F-16

    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements          F-17

(c)     Exhibits


    Exhibit Number           Description

    --------------           -----------
         2.1                 Agreement and Plan of Merger and Reorganization
                             dated as of December 29, 2000 among RealNetworks,
                             Inc., McKinley Acquisition Corp., Aegisoft
                             Corporation, certain stockholders of Aegisoft
                             Corporation, Ji Shen, as Stockholder
                             Representative, and with respect to Article VI and
                             Article VIII only, Mellon Investor Services LLC, as
                             Escrow Agent. (Incorporated by reference from
                             RealNetworks' current report on Form 8-K dated
                             January 12, 2001.)

        23.1                 Consent of Independent Public Accountants

        99.1 Press Release dated January 15, 2001 regarding acquisition of Aegisoft Corporation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Aegisoft Corporation:

We have audited the accompanying Balance Sheets of Aegisoft Corporation (a Delaware Corporation in the development stage) as of December 31, 1999 and 1998, and for the period from inception (August 4, 1997) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aegisoft Corporation as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, and for the period from inception (August 4, 1997) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                             /s/  Arthur Andersen LLP

Baltimore, Maryland,

April 13, 2000

                                      F-2
                              Aegisoft Corporation
                        Balance Sheets December 31, 1998
                        and 1999, and September 30, 2000



                                                                                 SEPTEMBER 30,
                                                        1999           1998     2000 (UNAUDITED)
                                                    -----------    -----------  ----------------
ASSETS

CURRENT ASSETS:

  Cash and cash equivalents                         $ 1,283,159    $   645,549    $   279,051

  Accounts receivable                                    88,068           --          138,068

  Prepaid expenses                                       51,418         73,618         32,668
                                                    -----------    -----------    -----------
Total Current Assets                                  1,422,645        719,167        449,787

PROPERTY AND EQUIPMENT, net of accumulated
depreciation of $24,104, $5,498 and $38,504,
respectively                                             48,560         38,416         47,273

INTANGIBLE ASSETS, net of accumulated
amortization of $9,925, $548 and $14,271
respectively                                             28,975          4,220         24,629
                                                    -----------    -----------    -----------
        Total assets                                $ 1,500,180    $   761,803    $   521,689
                                                    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable                                  $   174,023    $    10,341    $    37,805

  Accrued expenses                                       40,569         36,932          5,901

  Current portion of capital lease obligations            4,183          3,838          1,046

  Notes payable                                              --             --        800,000
                                                    -----------    -----------    -----------
Total current liabilities                               218,775         51,111        844,752

CAPITAL LEASE OBLIGATIONS, net of current portion         1,539          5,722          1,539
                                                    -----------    -----------    -----------
Total liabilities                                       220,314         56,833        846,291
                                                    ===========    ===========    ===========
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

  Common stock, $ 003 par value, 30,000,000
  shares authorized, 11,180,001 shares issued and
  outstanding                                            13,340         13,340         13,340

  Series A Convertible Preferred stock, $.003 par value
  (aggregate liquidation preference of $600,000),
  3,000,000 shares authorized,
  1,200,000 shares issued and outstanding                 3,600          3,600          3,600

  Series B Convertible Preferred Stock, $.003 par
  value, 3,733,333 shares authorized, issued and
  outstanding                                            11,200           --           11,200

  Additional paid-in capital                          3,863,737      1,134,860      3,863,737

  Warrants outstanding                                  116,173           --          116,173

  Deficit accumulated in development stage           (2,728,184)      (446,830)    (4,332,652)
                                                    -----------    -----------    -----------
Total stockholders' equity                            1,279,866        704,970       (324,602)
                                                    -----------    -----------    -----------
Total liabilities and stockholders' equity          $ 1,500,180    $   761,803    $   521,689
                                                    ===========    ===========    ===========

              Accompanying notes are integral to these financial statements.

                                       F-3
                              Aegisoft Corporation
      Statements of Operations for Years Ended December 31, 1999 and 1998,
    Nine Months Ended September 30, 1999 and 2000, the Period from Inception
                (August 4, 1997) Through September 30, 2000, and the Period from Inception (August 4, 1997) Through December 31, 1999

                                                          Inception (August   Nine months      Nine months     Inception (August
                                                          4, 1997) through   ended September      ended        4, 1997) through
                                                            December 31,        30, 1999      September 30,      September 30,
                                    1999         1998           1999          (unaudited)    2000 (unaudited)   2000 (unaudited)
                                -----------   ---------   -----------------  --------------- ----------------  -----------------
Revenues                        $    96,758    $         0    $    96,758       $     7,211    $   469,587       $   566,345
                                -----------    -----------    -----------       -----------    -----------       -----------
Expenses:
Research and development            528,051        153,485        681,536           387,582        542,130         1,223,666
Sales and marketing                 792,085         23,542        815,627           392,191        413,778         1,229,405
General and administrative        1,051,057        255,691      1,317,575           625,842      1,115,740         2,433,315
Depreciation and amortization        27,983          5,721         34,029             9,000         18,746            52,775
                                -----------    -----------    -----------       -----------    -----------       -----------
Total expenses                    2,399,176        438,439      2,848,767         1,414,615      2,090,394         4,939,161
                                -----------    -----------    -----------       -----------    -----------       -----------
Loss from operations             (2,302,418)      (438,439)    (2,752,009)       (1,407,404)    (1,620,807)       (4,372,816)
Other income                          9,013           --            9,013               500              0             9,013
Interest income, net                 12,051          2,761         14,812             8,234         16,339            31,151
                                -----------    -----------    -----------       -----------    -----------       -----------
Net loss                         (2,281,354)      (435,678)    (2,728,184)       (1,398,670)    (1,604,468)       (4,332,652)
                                -----------    -----------    -----------       -----------    -----------       -----------

         Accompanying notes are intergral to these financial statements

                                       F-4
                              Aegisoft Corporation
                       Statement of Shareholders' Equity

                                                  Shares                                     Amount
                                   ------------------------------------      ----------------------------------

                                   Series A      Series B                     Series A     Series B
                                   Convertible  Convertible                  Convertible  Convertible
                                   Preferred    Preferred      Common        Preferred    Preferred     Common
                                     Stock        Stock        Stock           Stock        Stock       Stock
                                   -----------  -----------  ----------      -----------  -----------  --------
BALANCE, DECEMBER 31, 1997                --            --    9,040,000          $   --      $    --    $ 6,920
    Issuance of preferred stock    1,200,000            --    2,140,001           3,600           --      6,420
    Net loss                              --            --           --              --           --         --
                                   ---------     ---------   ----------          ------      -------    -------
BALANCE, DECEMBER 31, 1998         1,200,000            --   11,180,001           3,600           --     13,340
    Issuance of preferred stock           --     3,733,333           --              --       11,200         --
    Accelerated vesting of
    stock options                         --            --           --              --           --         --
    Net loss                              --            --           --              --           --         --
                                   ---------     ---------   ----------          ------      -------    -------
BALANCE, DECEMBER 31, 1999         1,200,000     3,733,333   11,180,001          $3,600      $11,200    $13,340
                                   =========     =========   ==========          ======      =======    =======



                                                                  Deficit
                                                                Accumulated
                                     Additional                      in
                                      Paid-in      Warrants     Development
                                      Capital     Outstanding      Stage          Total
                                     ----------   -----------   ------------    -----------
BALANCE, DECEMBER 31, 1997           $    9,880      $     --     $  (11,152)   $     5,648
    Issuance of preferred stock       1,124,980            --             --      1,135,000
    Net loss                                 --            --       (435,678)      (435,678)
                                     ----------      --------     ----------    ------------
BALANCE, DECEMBER 31, 1998            1,134,860            --       (446,830)       704,970
    Issuance of preferred stock       2,672,627       116,173             --      2,800,000
    Accelerated vesting of
    stock options                        56,250            --             --         56,250
    Net loss                                 --            --     (2,281,354)    (2,281,354)
                                     ----------      --------    ------------   -----------
BALANCE, DECEMBER 31, 1999           $3,863,737      $116,173    $(2,728,184)   $ 1,279,866
                                     ==========      ========    ===========    ===========

         Accompanying notes are integral to these financial statements.

                              Aegisoft Corporation
       Statements of Cash Flows for the Years Ended December 31, 1999 and
      1998, the nine months ended September 30, 1999 and 2000, the period from Inception (August 4, 1997) through December 31, 1999, and the period from Inception (August 4, 1997) through September 30, 2000

                                                                                                                        Inception
                                                                                                                        (August 4,
                                                                             Inception     Nine months   Nine months   1997)through
                                                                           1997) through    September   September 30,   September
                                                                            December 31,    30, 1999        2000         30, 2000
                                                  1999          1998            1999       (unaudited)   (unaudited)   (unaudited)
                                               -----------   ----------    -------------   -----------  -------------  ------------
Cash flows from operating activities:
   Net loss                                    ($2,281,354)  ($  435,678)   ($2,728,184)   ($1,398,670) ($1,604,468)    ($4,332,652)
   Adjustments to reconcile net
   loss to net cash flows used in
   operating activities-
   Depreciation and amortization                    27,983         5,721         34,029          9,000       18,746          52,775
   Noncash compensation expense                     56,250            --         56,250             --           --          56,250
   Changes in assets and liabilities:
   Increase in accounts receivable                 (88,068)           --        (88,068)        (1,000)     (50,000)       (138,068)
   Decrease (increase) in prepaid  expenses         22,200       (73,618)       (51,418)        (9,800)      18,750         (51,418)
   Increase (decrease) in accounts payable         163,682        10,341        174,023          2,659     (136,218)         37,805
   Increase (decrease) in accrued expenses           3,637        34,420         40,569        (20,952)     (34,668)          5,901
                                               -----------   -----------    -----------    -----------   ----------     -----------
Net cash flows used in operating activities     (2,095,670)     (458,814)    (2,562,799)    (1,418,763)  (1,787,858)     (4,350,657)
                                               -----------   -----------    -----------    -----------   ----------     -----------
Cash flows from investing activities:

   Purchases of property and equipment             (28,750)      (29,212)       (61,473)       (26,198)     (13,113)        (74,586)
   Payments for patent costs                       (34,132)           --        (38,600)       (34,132)          --         (38,600)
   Payments for organization costs                      --            --           (300)            --           --            (300)
                                               -----------   -----------    -----------    -----------   ----------     -----------
Net cash flows used in investing                   (62,882)      (29,212)      (100,373)       (60,330)     (13,113)       (113,486)
                                               -----------   -----------    -----------    -----------   ----------     -----------
Cash flows from financing activities:

   Proceeds from notes payable                          --            --             --             --      800,000         800,000
   Proceeds from issuance of preferred
   stock                                         2,800,000       600,000      3,400,000      1,500,000           --       3,400,000
   Proceeds from initial capitalization                 --            --          6,800             --           --           6,800
   Proceeds from issuance of common stock               --       535,000        545,000             --           --         545,000
   Payments of capital lease obligations            (3,838)       (1,631)        (5,469)            --       (3,137)         (8,606)
                                               -----------   -----------    -----------    -----------   ----------     -----------
Net cash flows provided by financing
activities                                       2,796,162     1,133,369      3,946,331      1,500,000      796,863       4,743,194
                                               -----------   -----------    -----------    -----------   ----------     -----------
Net increase in cash and cash equivalents          637,610       645,343      1,283,159         20,907   (1,004,108)        279,051
Cash and cash equivalents, beginning
of period                                          645,549           206             --        645,549    1,283,159              --
                                               -----------   -----------    -----------    -----------   ----------     -----------
Cash and cash equivalents, end of period       $ 1,283,159   $   645,549    $ 1,283,159    $   666,456   $  279,051     $   279,051
                                               ===========   ===========    ===========    ===========   ==========     ===========

         Accompanying notes are integral to these financial statements.

                              Aegisoft Corporation

                          Notes to Financial Statements

1.      Organization and Summary of Significant Accounting Policies:

        Aegisoft Corporation (Aegisoft or the Company) was incorporated on July 29, 1997. Aegisoft specializes in the production and sales of software rental products and services by utilizing its proprietary privacy prevention and usage regulation technologies. The Company targets the personal computer software and digital content rental markets by partnering with software publishers, distribution channels and original equipment manufacturers with its revenue-sharing model.

      There are significant risks associated with the Company, including the Company's limited operating history, the unpredictability of future revenues, the reliance of continued growth of online commerce and system development risks.

Intangible Assets

        Intangible assets consist of patent costs for the Company's encryption technology. Amortization is recorded over a useful life of 5 years.

Accrued Expenses

        Accrued expenses consist principally of payroll liabilities and accounting fees at December 31, 1999 and 1998.

Income Taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax assets and liabilities are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses in the financial statements and in the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Revenue Recognition

        Revenue from sales of printed business materials is recognized upon shipment.

2.      Cash and Cash Equivalents:

        Cash and cash equivalents consist of operating cash accounts and U.S. Treasury securities with a maturity of 90 days or less.

        Cash and cash equivalents as of December 31, 1999 and 1998, are as follows:

                                                      1999            1998
                                                   ----------      --------
              Operating cash                       $1,264,787      $242,275
              U.S. Treasury notes                      18,372       403,274
                                                   ----------      --------
              Cash and cash equivalents            $1,283,159      $645,549
                                                   ==========      ========

3.      Prepaid Expenses:

        Prepaid expenses consist of the following at December 31, 1999 and 1998:

                                                     1999            1998
                                                   --------        -------
              Prepaid license fee                   $25,000        $50,000
              Prepaid rent deposit                   26,418         23,618
                                                   --------        -------
              Prepaid expenses                      $51,418        $73,618
                                                   ========        =======

        In December 1998, the Company entered into a software license agreement with a third party. Under the license agreement, the Company received the right to incorporate certain data security software into its software products. The Company made an initial $50,000 prepayment of royalty license fees which will be offset against per unit royalties accrued until the prepayment is exhausted. The Company will remit a royalty equal to 1.5% of per use software rental revenue, sales of software or compact disc sales to retail outlets.

4.      Property and Equipment:

        Property and equipment are carried at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets.

        Property and equipment included the following as of December 31, 1999 and 1998:

                                                   Life         1999          1998
                                                ---------     --------      --------
              Office furniture and equipment    3-5 years     $ 30,287      $ 23,678
              Computer hardware and software     3 years        42,377        20,236
                                                              --------      --------
                                                                72,664        43,914
              Less - Accumulated depreciation                  (24,104)       (5,498)
                                                              --------      --------
              Property and Equipment, net                     $ 48,560      $ 38,416
                                                              ========      ========

        Depreciation expense for the years ended December 31, 1999 and 1998, was $18,606 and $5,322, respectively.

5.      Capital Lease Obligations:

        The Company leases certain equipment under a capital lease. Future minimum lease payments for assets under capital leases at December 31, 1999 are as follows:

              2000                                                      $4,975
              2001                                                       1,638
                                                                        ------
              Total payments                                             6,613
              Less: amount representing interest                           891
                                                                        ------
              Future minimum lease payments                              5,722
              Less: current portion                                      4,183
                                                                        ------
              Capital lease obligation, net of current portion          $1,539
                                                                        ======

6.      Income Taxes:

        The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," for financial reporting purposes. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rates to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized.

        A valuation allowance for the net deferred tax asset of approximately $1,062,000 has been recorded due to the inherent uncertainties of realizability related to a development stage company. The primary components of this asset are represented by the tax net operating loss of the Company.

        Substantially all of the gross deferred tax assets are comprised of net operating loss carryforwards at December 31, 1999 and 1998.

        As of December 31, 1999, the Company had approximately $2,600,000 of net operating loss carryforwards for tax purposes, expiring between 2012 and 2018. Upon a change in control of the Company's common stock, such loss carryforwards may become restricted in use.

        The statutory federal income tax rate, reconciled to the effective income tax rate (benefit) provision is as follows:

                                                         1999           1998
                                                       -------        -------
             Statutory federal income tax rate         (34.0)%        (34.0)%
             State income taxes, net of federal
             income tax effect                          (5.3)          (5.3)
             Nondeductible expenses                      0.1            0.4
             Valuation allowance                        39.2           38.9
                                                       -----          -----
                     Total                                -- %           -- %
                                                       =====          =====

7.      Stockholders' Equity:


        In December 1998, the Company issued 1,200,000 shares of Series A Preferred Stock (Series A Stock) at a price of $0.50 per share. Each share may be converted at any time, at the option of the holder, into one share of Class A Common Stock. The conversion ratio is adjustable if future shares of the Company's Class A Common Stock are issued at a purchase price less than $0.50 per share. The Series A Stock will automatically convert into shares of Class A Common Stock upon the affirmative vote of the holders of a majority of the Series A Stock outstanding at the time of such vote or the completion of an underwritten public offering of the Company's common stock. Each holder of common and preferred stock is entitled to one vote for each share held.

        In May 1999, the Company issued 2,000,000 shares of Series B Preferred Stock (May 1999 Series B Stock) at a price of $0.75 per share. Each share may be converted at any time, at the option of the holder, into one share of Class A Common Stock. The conversion ratio is adjustable if future shares of the Company's Class A Common Stock are issued at a purchase price less than $0.75 per share. The May 1999

Series B Stock will automatically convert into shares of Class A Common Stock upon the affirmative vote of the holders of a majority of the May 1999 Series B Stock outstanding at the time of such vote or the completion of an underwritten public offering of the Company's outstanding stock. Each holder of May 1999 Series B Stock is entitled to one vote for each share held.

        In December 1999, the Company issued 1,733,333 shares of Series B Preferred Stock (December 1999 Series B Stock) at a price of $0.75 per share. Each share may be converted at any time, at the option of the holder, into one share of Class A Common Stock. The conversion ratio is adjustable if future shares of the Company's Class A Common Stock are issued at a purchase price less than $0.75 per share. The December 1999 Series B Stock will automatically convert into shares of Class A Common Stock upon the affirmative vote of the holders of a majority of the December 1999 Series B Stock outstanding at the time of such vote or the completion of an underwritten public offering of the Company's outstanding stock. Each holder of December 1999 Series B Stock is entitled to one vote for each share held. In connection with the issuance of the December 1999 Series B Stock, the Company issued 693,333 warrants (See note 9).

8.      Stock Based Compensation:


        Aegisoft has a stock option plan which allows the Board of Directors to grant options to purchase up to 1,744,900 shares of common stock. Management and the Board of Directors of the Company believe that all options have been granted at prices which are not less than 100% of the fair market value at the date of the option grant. Stock options expire ten years from date of grant.

        As permitted under SFAS No. 123, "Accounting for Stock-Based Compensation", the Company measures compensation expense for its stock-based employee compensation plan using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and provides pro forma disclosures of net income and earnings per share as if the fair value-based method prescribed by SFAS 123 had been applied in measuring compensation expense.

        Had compensation expense for the Company's stock-based compensation plans been determined based on the fair value of the option at the grant dates for awards under the Plan consistent with the method of SFAS 123, the Company's pro forma net loss would have been changed to the pro forma amounts indicated below:

                 Net loss:
                   As reported                        $(2,281,354)
                   Pro forma                          $(2,407,499)

        A summary of option transactions during the years ended December 31, 1999 and 1998, is as follows:

                                                             1999                        1998
                                                  -------------------------     ----------------------
                                                                  Weighted                   Weighted
                                                                   Average                   Average
                                                                  Exercise                   Exercise
                                                     Shares         Price        Shares       Price
                                                  ---------       ---------     ---------    --------
               Outstanding, beginning of year     1,774,160        $0.077       1,145,000     $0.003
               Granted                              406,920         0.729         629,160      0.398
               Forfeited                            685,000         0.021              --         --
                                                  ---------       ---------     ---------    --------
               Outstanding, end of year           1,496,080        $0.362       1,774,160     $0.128
                                                  ---------       ---------     ---------    --------
               Exercisable, end of year             826,705        $0.199         477,000     $0.077
                                                  =========       =========     =========    ========

                The weighted-average fair value of qualified options granted to employees during the year ended December 31, 1999, was $0.31 per share. The following table summarizes information about stock options outstanding at December 31, 1999:

                           Options Outstanding                  Options Exercisable
                ----------------------------------------     ------------------------
                                 Weighted
                   Number         Average       Weighted       Number        Weighted
                 Outstanding     Remaining      Average      Exercisable     Average
                December 31,    Contractual     Exercise     at December     Exercise
                    1999            Life         Price        31, 1999        Price
                ------------    -----------     --------     -----------     --------
                   360,000          8.0           .003         360,000         .003
                   125,000          9.4           .05           75,000         .05
                   257,400          8.9           .25          159,600         .25
                   381,480          9.0           .50          216,105         .50
                   372,200          9.9           .75           16,000         .75
                 ---------                       -----         -------        -----
                 1,496,080                       $.36          826,705        $.20
                 =========                       =====         =======        =====

The Company has computed, for pro forma disclosure purposes, the value of all options granted during the year ended December 31, 1999, using these weighted average assumptions:

                 Risk-free interest rate                    5.65%
                 Expected life                             10 years
                 Volatility                                   0%
                 Dividend rate                                0%

        The Company has elected to continue to account for options granted to employees in accordance with APB Opinion No. 25. Compensation cost of options granted during the year ended December 31, 1998, and the five months ended December 31, 1997, as determined according to SFAS No. 123, was not material and, therefore, has not been disclosed in these statements.

        Option holders include officers, employees and directors of the Company.

        In 1999, an officer of the Company was terminated. In connection with the termination, Aegisoft accelerated the vesting of 125,000 options previously granted to this employee, resulting in a change to compensation expense of $56,250, which is reflected in general and administrative expenses in the accompanying statement of operations for the year ended December 31, 1999.

9.      Stock Purchase Warrants:

        In connection with the issuance of preferred stock in December 1998, Aegisoft issued 257,701 stock purchase warrants to certain stockholders of the Company. The warrants entitle the holder to purchase shares of the Company's common stock at an exercise price of $0.50 per share. The warrants are immediately exercisable and expire five years from the date of issuance. As of December 31, 1998, no warrants had been exercised by the Company's stockholders.

        In connection with the issuance of preferred stock in December 1999, Aegisoft issued 693,333 stock purchase warrants to certain stockholders of the Company. The warrants entitle the holder to purchase shares of the Company's common stock at an exercise price of $0.75 per share. The warrants are immediately exercisable and expire five years from the date of issuance. As of December 31, 1999, no warrants had been exercised by the Company's stockholders.

10.     Operating Lease Commitment:

        In 1999, Aegisoft leased office space under an agreement which expires in 2001. Rent expense for the years ended December 31, 1999 and 1998, was $70,725 and $4,192, respectively.

        Future minimum lease payments under this lease are as follows:

               2000                                        $ 69,669
               2001                                          71,759
                                                           --------
               Operating Lease Obligation                  $141,428
                                                           ========

11.     Notes Payable (unaudited)

     Aegisoft entered into a bridge-loan financing agreement in September 2000. The notes bear interest at 8% per annum, payable quarterly. Notes payable were due on March 31, 2001, or, under certain circumstances, were convertible to preferred stock at the option of the note holders. These notes were converted into capital stock immediately prior to the acquisition of Aegisoft by RealNetworks.

12.     Unaudited Interim Financial Information

     The interim financial data as of September 30, 2000 and for each of the nine months ended September 30, 1999 and 2000 and for the period from August 4, 1997 (inception) through September 30, 2000 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the Company's financial position as of September 30, 2000 and the results of its operations and cash flows for each of the nine months ended September 30, 1999 and 2000 and for the period from August 4, 1997 (inception) through September 30, 2000. The interim financial statements should be read in conjunction with the financial statements and accompanying notes. The results of operations for the interim periods are not necessarily indicative of the results to be expected for a full year.

                                      F-13

                         Pro Forma Financial Information

        RealNetworks' acquisition of Aegisoft Corporation ("Aegisoft") will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values included herein are based upon preliminary estimates and may not be indicative of the final allocation of purchase price consideration. The acquisition is valued at approximately $12.6 million, including deferred compensation, based on the closing price of RealNetworks' common stock on December 29, 2000. The amount of the consideration issued to the former shareholders and option holders of Aegisoft was determined by arms-length negotiation between the parties.

        The following Unaudited Pro Forma Condensed Consolidated Balance sheet as of September 30, 2000 gives effect to the acquisition of Aegisoft as if it had occurred on September 30, 2000 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 ("Pro Forma Financial Statements") give effect to the acquisition of Aegisoft as if it had occurred on January 1, 1999. The Pro Forma Condensed Consolidated Statements of Operations are based on historical results of operations of RealNetworks and Aegisoft for the year ended December 31, 1999 and the nine months ended September 30, 2000. The Pro Forma Financial Statements and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements and notes thereto of RealNetworks and Aegisoft.

        The Pro Forma Financial Information is intended for information purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisition taken place on January 1, 1999, nor is it necessarily indicative of results that may occur in the future.

                                      F-14
                      RealNetworks, Inc. and Subsidiaries
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                       September 30, 2000 (in thousands)

                                                                           PRO FORMA
                                          REALNETWORKS       AEGISOFT     ADJUSTMENTS         PRO FORMA
                                          ------------       --------     -----------        -----------
              ASSETS
Current assets:
        Cash, cash equivalents,
        and short-term investments         $ 359,447          $ 279          $   --           $ 359,726
        Trade accounts receivable,
        net of allowances for doubtful
        accounts and sales returns            12,964            138              --              13,102
        Prepaid expenses and other
        current assets                         6,585             33              --               6,618
                                           ---------          -----          ------           ---------
              Total current assets           378,996            450                             379,446
Equipment and leasehold improvements,
at cost:
        Equipment and software                32,382             86            (39) (c)          32,429
        Leashold improvements                 23,820             --              --              23,820
                                           ---------          -----          ------           ---------
              Total equipment and
              leasehold improvements          56,202             86            (39)              56,249
        Less accumulated depreciation
        and amortization                      16,426             39            (39) (c)          16,426
                                           ---------          -----          ------           ---------
              Net equipment and
              leasehold improvements          39,776             47              --              39,823
                                           ---------          -----          ------           ---------
Goodwill, net                                106,735             --          11,353  (c)        118,088
Restricted cash equivalents                   18,800             --              --              18,800
Other assets                                  34,043             25              --              34,068
                                           ---------          -----          ------           ---------
              Total assets                   578,350            522          11,353             590,225
                                           =========          =====          ======           =========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
        Accounts payable                       5,370             38              --               5,408
        Accrued and other liabilities         39,701              9             725  (c)         40,435
        Deferred revenue, excluding
        non-current portion                   45,462             --              --              45,462
        Notes payable                             --            800              --                 800
                                           ---------          -----          ------           ---------
           Total current liabilities          90,533            847             725              92,105
                                           ---------          -----          ------           ---------
Deferred Rent                                  1,940             --              --               1,940
Deferred Revenue, excluding
        current portion                       14,802             --              --              14,802
Shareholders' equity
        Preferred Stock                           --             15             (15) (b)             --
        Warrants outstanding                      --            116            (116) (b)             --
        Common stock                             157             13             (13) (b)
                                                                                  1  (a)            158
        Additional paid-in capital           668,570          3,864          (3,864) (b)
                                                                             10,302  (a)
                                                                              2,327  (e)        681,199
        Deferred stock compensation          (77,110)            --          (2,327) (e)        (79,437)
        Accumulated deficit                 (111,640)        (4,333)          4,333  (b)       (111,640)
        Accumulated other
        comprehensive loss                    (8,902)            --              --              (8,902)
                                           ---------          -----          ------           ---------
           Total shareholders' equity        471,075           (325)         10,628             481,378
                                           ---------          -----          ------           ---------
              Total liabilities and
              shareholders' equity           578,350            522          11,353             590,225
                                           =========          =====          ======           =========

        See notes to unaudited pro forma condensed financial statements.

                                      F-15
                      RealNetworks, Inc. and Subsidiaries
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      Nine Months Ended September 30, 2000
                     (In thousands, except per share data)

                                                                               PRO FORMA
                                                  REALNETWORKS    AEGISOFT    ADJUSTMENTS       PRO FORMA
                                                  ------------    --------    -----------       ---------
NET REVENUES:
        Software license fees                       $ 111,850        $ 430     $      -         $ 112,280
        Service revenues                               37,748           40            -            37,788
        Advertising                                    33,710            -            -            33,710
                                                    ---------     --------     --------         ---------
              Total net revenues                      183,308          470            -           183,778
                                                    ---------     --------     --------         ---------
COST OF REVENUES:
        Software license fees                          11,658            -            -            11,658
        Service revenues                                9,899            -            -             9,899
        Advertising                                     6,709            -            -             6,709
                                                    ---------     --------     --------         ---------
              Total cost of revenues                   28,266            -            -            28,266
                                                    ---------     --------     --------         ---------
        Gross profit                                  155,042          470            -           155,512
                                                    ---------     --------     --------         ---------
OPERATING EXPENSES:
        Research and development                       41,019          542            -            41,561
        Sales and marketing                            77,152          414            -            77,566
        General and administrative                     21,182        1,135            -            22,317
        Goodwill amortization,
        acquisitions charges, and
        stock based compensation                      103,772            -        2,838  (d)
                                                                                    485  (e)      107,095
                                                    ---------     --------     --------         ---------
              Total operating expenses                243,125        2,091        3,323           248,539
                                                    ---------     --------     --------         ---------
              Operating loss                          (88,083)      (1,621)      (3,323)          (93,027)
Other income, net                                      15,333           16            -            15,349
                                                    ---------     --------     --------         ---------
Net loss before income tax provision                  (72,750)      (1,605)      (3,323)          (77,678)
        Income tax provision (benefit)                  4,025            -         (676) (g)        3,349
                                                    ---------     --------     --------         ---------
Net loss                                            $ (76,775)    $ (1,605)    $ (2,647)        $ (81,027)
                                                    =========     ========     ========         =========
Basic net loss per share                              $ (0.50)                           (f)      $ (0.53)
                                                    =========                                   =========
Diluted net loss per share                            $ (0.50)                                    $ (0.53)
                                                    =========                                   =========

Shares used to compute basic net loss per share       153,392                            (f)      154,292

Shares used to compute diluted net loss per share     153,392                            (f)      154,292

 See notes to unaudited pro forma condensed consolidated financial statements.

                                      F-16
                       RealNetworks, Inc. and Subsidiaries
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1999
                      (In thousands, except per share data)

                                                                               PRO FORMA
                                                  REALNETWORKS    AEGISOFT    ADJUSTMENTS        PRO FORMA
                                                  ------------    --------    -----------        ---------
NET REVENUES:
        Software license fees                       $ 90,627      $    97        $    --          $ 90,724
        Service revenues                              26,466           --             --            26,466
        Advertising                                   14,149           --             --            14,149
                                                     -------      -------        -------          --------
              Total net revenues                     131,242           97             --           131,339
                                                     -------      -------        -------          --------
COST OF REVENUES:
        Software license fees                         13,006           --             --            13,006
        Service revenues                               6,579           --             --             6,579
        Advertising                                    2,906           --             --             2,906
                                                     -------      -------        -------          --------
              Total cost of revenues                  22,491           --             --            22,491
                                                     -------      -------        -------          --------
        Gross profit                                 108,751           97             --           108,848
                                                     -------      -------        -------          --------
OPERATING EXPENSES:
        Research and development                      38,415          528             --            38,943
        Sales and marketing                           53,465          792             --            54,257
        General and administrative                    16,380        1,079             --            17,459
        Goodwill amortization, acquisitions
            charges, and stock based compensation      3,531           --          3,784  (d)
                                                                                   1,422  (e)        8,737
                                                     -------      -------        -------          --------
              Total operating expenses               111,791        2,399          5,206           119,396
                                                     -------      -------        -------          --------
              Operating loss                          (3,040)      (2,302)        (5,206)          (10,548)
Other income, net                                      9,966           21             --             9,987
                                                     -------      -------        -------          --------
Net income (loss)                                      6,926       (2,281)        (5,206)             (561)

Basic net loss per share                              $ 0.05                              (f)      $ (0.00)
                                                     =======                                      ========
Diluted net loss per share                            $ 0.04                              (f)      $ (0.00)
                                                     =======                                      ========

Shares used to compute basic net loss per share      142,016                              (f)      142,825

Shares used to compute diluted net loss per share    166,576                              (f)      142,825

  See notes to unaudited pro forma condensed consolidated financial statements.

                                      F-17
                  RealNetworks, Inc. and Subsidiaries Notes to
        Unaudited Pro Forma Condensed Consolidated Financial Statements
                                 (In thousands)


(a) Reflects the issuance of approximately 1,212 shares (including options to purchase shares) of RealNetworks' common stock to consummate the acquisition of Aegisoft. Approximately 274 of those shares are subject to repurchase by RealNetworks at a nominal repurchase price in certain circumstances.

(b) Represents the elimination of the historical shareholders' equity (deficit) accounts of Aegisoft.

(c) To allocate the purchase price, including approximately $725 of transaction costs incurred in the acquisition to assets and liabilities of Aegisoft, as of September 30, 2000. The excess of the purchase price over the fair value of net assets acquired is reflected as goodwill and is amortized using the straight-line method over 3 years. The estimated fair values of assets acquired and liabilities assumed are based upon preliminary estimates and may not be indicative of the final allocation of purchase price consideration.

        A summary of the purchase price for the acquisition is as follows:

        Common Stock                                    $10,303

        Direct acquisition costs                            725

        Accrued liabilities assumed                         847
                                                        -------

                      Total                             $11,875
                                                        =======



        The purchase price was allocated as follows:

        Cash acquired                                   $   279

        Other current assets acquired                       171

        Equipment                                            47

        Goodwill                                         11,353

        Other assets                                         25
                                                        -------

                      Total                             $11,875
                                                        =======

         Common stock issued to certain former employees of Aegisoft with a value of $2,327 is recorded as deferred employee compensation in shareholders' equity at the date of acquisition and recognized as employee compensation expense over the related vesting period as described in note (e) below.

(d) Represents the amortization of goodwill for the nine month period ended September 30, 2000 and year ended December 31, 1999 assuming the transaction occurred on January 1, 1999.

(e) Represents non-cash charges associated with shares issued to employees of Aegisoft. The Company is recognizing compensation costs for value of these shares over the associated employment periods in which these shares vest and will recognize non-cash charges of approximately $1,422 in 2001, $646 in 2002 and $259 in 2003.

(f) Pro forma basic and diluted net loss per share are computed by dividing the pro forma net loss attributable to common shareholders by the pro forma weighted average number of common shares outstanding. Potentially dilutive securities were not taken into account because their effects would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share is as follows:

                                                  NINE MONTHS
                                                     ENDED           YEAR ENDED
                                              SEPTEMBER 30, 2000  DECEMBER 31, 1999
                                              ------------------  -----------------
Shares used to compute historical
    basic and diluted net loss per share            153,392           142,016

Vesting of restricted shares                             91                --

Shares issued in acquisition                            809               809
                                                    -------           -------
Shares used to compute pro forma
    basic and diluted  net loss per share           154,292           142,825
                                                   ========          ========

(g)  Income Taxes

     Represents the estimated income tax benefit resulting from Aegisoft's results from operations from 1999 and for the nine months ended September 30, 2000 which would have reduced RealNetworks' consolidated income tax expense had the companies been combined effective January 1, 1999.

(h)  Other Information

     The purchase price of approximately $10 million (based on the closing price of RealNetworks' common stock on December 29, 2000, the date of closing of the acquisition of Aegisoft) excludes approximately $2.3 million of RealNetworks' shares issued to certain former stockholders of Aegisoft which is subject to forfeiture for a period of 36 months after December 29, 2000.

                                      F-18
                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      REALNETWORKS, INC.



                                      By: /s/ Paul Bialek
                                          --------------------------------------
                                          Paul Bialek
                                          Senior Vice President, Finance and
                                          Operations and Chief Financial Officer

Dated:  February 6, 2001